Execution Version

 EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT the “Agreement”), entered into as of January 3rd, 2012 (the “Effective Date”), between COMMAND SECURITY CORPORATION, a New York corporation (the “Company”), and CRAIG P. COY (the “Executive”). The Company and the Executive are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITAL

The Company desires to provide for the service and employment of the Executive with the Company and the Executive desires to perform services for, and be employed by, the Company, in accordance with the terms and subject to the conditions provided herein. All references herein to Sections shall be deemed to refer to the Sections of this Agreement, unless otherwise specified.

Accordingly, in consideration of the premises and the respective covenants and agreements of the Parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.          Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, upon the terms and subject to the conditions set forth herein.

2.          Term. The term of employment of the Executive by the Company hereunder (the “Term”) will commence as of the Effective Date and will end on the third anniversary of the Effective Date, unless further extended or sooner terminated as hereinafter provided. The Term may be extended upon the written agreement between the Parties in their sole discretion. References herein to the Term shall be deemed to refer to both the initial term of this Agreement and any extension thereof. Notwithstanding the foregoing, the Term shall end on the Date of Termination (as defined in Section 6(c) hereof). As used in this Agreement, “Year 1” means the initial 12-month period commencing on the Effective Date and ending on January 2, 2013; “Year 2” means the 12-month period commencing on January 3, 2013 and ending on January 2, 2014; and “Year 3” means the 12-month period commencing on January 3, 2014 and ending on January 3, 2015.

3.          Nature of Performance.

(a)         Position and Duties. During the Term, the Executive shall serve as Chief Executive Officer of the Company and shall have such responsibilities, duties and authority as are customary for such position including, without limitation, overall supervision of the day-today operations of the Company and its divisions. The Executive shall report directly to, and be subject to the direction and authority of, the Board of Directors of the Company (the “Board”).

(b)          Indemnification. To the fullest extent permitted by law, including, without limitation, the New York Business Corporation Law and the Company's Certificate of Incorporation and By-laws, the Company shall promptly indemnify the Executive for all amounts (including, without limitation, judgments, fines, settlement payments, losses, damages, costs and expenses (including reasonable attorneys' fees)) incurred or paid by the Executive in connection with any action, proceeding, suit or investigation (a “Proceeding”) arising out of or relating to the performance by the Executive of services for, or acting as a fiduciary of any employee benefit plans, programs or arrangements of, the Company, or as an officer, Board member or employee of the Company or any subsidiary thereof. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 15 days after receipt by the Company of a written request from the Executive for such advance. The Company also agrees to maintain a directors’ and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for any of its Board members or other executive officers. Following the Term, the Company shall continue to indemnify and maintain such insurance for the benefit of the Executive with respect to such services performed during the Term, to the same extent as the Company indemnifies or maintains such insurance for any of its officers, directors, employees or fiduciaries, as applicable. Notwithstanding any other provision of this Agreement to the contrary, no termination of Executives employment for any reason shall serve to deprive Executive of the benefits of this Section 3(b).

4.          Place of Performance. In connection with the Executive's employment by the Company, the Executive shall be based at the principal executive offices of the Company or at any other location that is within 60 miles of such executive offices, as determined in good faith by the Board to be desirable and in the best interests of the Company, and based on the Executive's review of the Company's business and in consultation with the Executive, within 60 days from the Effective Date, except for travel as reasonably required in connection with the performance of the Executive’s duties hereunder.

5.          Compensation and Related Matters.

(a)         Annual Compensation.

(i)          Base Salary. For services rendered by the Executive to the Company pursuant to this Agreement, the Company shall pay to the Executive an annual base salary (the Executive’s annual base salary as in effect from time to time hereunder is hereinafter referred to as the “Base Salary”) of $350,000, such salary to be paid in conformity with the Company's policies relating to salaried employees and executive officers generally. From time to time (but not less than annually), the Board or the compensation committee of the Board (the “Committee”) will review the Executive’s performance and will consider increasing the Base Salary based on such performance, the performance and financial condition of the Company and such other factors as the Board or the Committee, as the case may be, shall deem appropriate. Notwithstanding the foregoing, any decision to increase the Base Salary, and the amount thereof, if any, shall be in the sole and absolute discretion of the Board or the Committee, as the case may be. Once increased, the Base Salary shall not be reduced or diminished during the Term.

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(ii)         Target Annual Bonus. Subject to the last sentence of this Section 5(a)(ii), the Executive will be eligible to be paid a target annual bonus (the “Annual Bonus”) in respect of such fiscal year of the Company during which the Executive has been employed as Chief Executive Officer of the Company. The target Annual Bonus shall be an amount equal to 75% of the Executive’s Base Salary in respect of such fiscal year, and shall be paid to the Executive only if (A) the Company has achieved the targets (the “Bonus Targets”) to be set forth in an executive bonus plan (the “Bonus Plan”) to be implemented on or prior to March 31, 2012 by the Board, in consultation and agreement with the Executive, and (B) (1) the Executive has been employed by the Company as Chief Executive Officer for at least three fiscal quarters of the fiscal year to which the Annual Bonus corresponds and (2) his employment with the Company has been terminated prior to the end of the full fiscal year to which the Annual Bonus corresponds for any reason other than (x) for Cause or (y) upon his voluntary resignation (other than for Good Reason, as defined herein); provided that if the Executive’s employment with the Company has been terminated at any time after completing three fiscal quarters of service prior to the end of the full fiscal year to which the Annual Bonus corresponds for any reason other than (x) for Cause or (y) upon his voluntary resignation (other than for Good Reason), and the Bonus Targets for the fiscal year in which his employment has been so terminated have been achieved, the amount of the Annual Bonus to which Executive shall be entitled shall be reduced, pro rata, based on the number of months and days that the Executive has been employed by the Company as Chief Executive Officer during such fiscal year compared to the entire fiscal year in which the related Bonus Targets have been met; and provided further that the Executive shall not be entitled to any portion of the Annual Bonus with respect to any fiscal year during which he has been terminated for Cause, regardless of whether the Bonus Targets have been met. The Annual Bonus (or any portion thereof, determined in accordance with the foregoing provisions) shall be paid on a date that is 60 days following the end of the applicable fiscal year during the Term (or on the next business day following such 60-day period) (the “Bonus Payment Date”).

(iii)          Participation in LTIP. The Executive shall also be eligible to participate in any long-term incentive plan of the Company in effect from time to time, and shall be entitled to receive such amounts as may be authorized, declared and paid by the Company pursuant to the terms of such plan. Notwithstanding the foregoing, the Executive shall only be entitled to payments under the LTIP if he is an employee of the Company at the time any such payments are scheduled to be made.

(b)          Stock Option.

(i)          Option Grant. On the Effective Date, the Company shall grant the Executive a stock option (the “Option”) to purchase an aggregate of six hundred thousand (600,000) shares (as adjusted for any recapitalization, stock split, stock dividend or similar event affecting the number of the Company’s outstanding shares of Common Stock (as defined below) generally (the “Option Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”). The Option shall be substantially in the form attached hereto as Exhibit A.

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(ii)         Exercise Price. Under the Option, (A) forty percent (40%) of the Option Shares will have an exercise price/share based upon the average closing price of the Common Stock on the NYSE/AMEX for the 20 trading days immediately preceding the Effective Date (the “Average Closing Price”); (B) thirty percent (30%) of the Option Shares will have an exercise price/share of $2.30; and (C) the balance of the Option Shares will have an exercise price/share of $3.00.

(iii)         Vesting Generally. Except as provided in paragraphs (iv) and (v) of this Section 5(b), the Option will vest, and may be exercised by the Executive, during the time and so long as the Executive is employed by the Company as its Chief Executive Officer, with respect to (A) one-third (1/3rd) of the Option Shares (ratably, across all exercise prices) following the end of Year 1; (B) an additional one-third (1/3rd) of the Option Shares (ratably, across all exercise prices) following the end of Year 2; and (C) an additional one-third (1/3rd) of the Option Shares (ratably, across all exercise prices) following the end of Year 3. Notwithstanding the foregoing (but subject to the following two paragraphs), the Option will expire 10 years from the date of grant, similar to stock options granted to other executives of the Company.

(iv)        Vesting Ends Upon Termination for any Reason No Change in Control. Except as provided in Section 5(b)(v)below, if the Executive's employment is terminated or the Executive resigns as an employee of the Company for any reason or for no reason, including, without limitation, upon the death or Disability of the Executive, the Option:

(1)         shall cease to continue to vest at the effective time of such termination or resignation;

(2)         may be exercised for a period of 60 days following such termination or resignation, but only with respect to that portion of the Option that has vested prior to such termination, resignation, death or Disability (subject to Section 6(d)(C); and

(2)         shall terminate, be null and void and may no longer be exercised with respect to the portion of the Option that has not vested as of and upon the effective date of such termination, resignation, death or Disability.

(v)         Vesting upon Termination without Cause, Resignation for Good Reason Change in Control. If, within 12 months following a Change in Control, (A) the Executive’s employment is terminated without Cause; or (B) the Executive resigns for Good Reason, the Option shall accelerate in full and may be exercised for a period of 60 days following such termination without Cause or resignation for Good Reason as to 100% of the Option Shares. Following the end of such 60-day period, the Option shall terminate, be null and void and may no longer be exercised with respect to the portion of the Option that has not vested as of and upon the effective date of such termination or resignation.

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(c)          Benefits. During the Term, the Executive shall be entitled to receive health insurance (covering hospitalization, prescription drugs and doctor’s visits), and all other health or common benefits that the Company provides generally to the Company’s other senior executives consistent with Board policy, but excluding any extraordinary benefits that may be provided under existing individual employment contracts or otherwise that is in the nature of a perquisite; e.g., the Executive shall not be entitled to a car allowance or any other extraordinary benefit that is not provided to all Company executives generally.

(d)          No Other Benefits. During the Term, the Executive shall not be entitled to any other fringe benefits or perquisites, except as specifically set forth herein.

(e)          Vacations and Other Leaves. During the Term, the Executive shall be entitled to paid vacation of four weeks for each 12-month period during the Term and other paid absence for holidays in accordance with Company Policies (as defined in Section 7(a)); provided that the Executive shall use his best efforts to ensure that the timing and duration of vacations do not materially interfere with the normal functioning of the Company’s business activities or the performance of the Executive’s duties hereunder.

(f)          Expenses. During the Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel and accommodations while away from home on business or at the request of and in the service of the Company; provided that such expenses are incurred and accounted for in accordance with Company Policies.

6.          Termination.

(a)         Termination Events. The Executive's employment hereunder may be terminated at the end of the Term and otherwise without breach of this Agreement only in accordance with, and under the following circumstances:

(i)          Death. The Executive's employment hereunder shall terminate upon his death.

(ii)         Cause. Subject to the first full paragraph of this Agreement immediately following subparagraph (E) of this Section 6(a)(ii), the Company may terminate the Executive's employment hereunder for “Cause.” For purposes of this Agreement, “Cause” shall mean the Executive’s:

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(A)         failure to timely cure any material violation of any of the terms and conditions of this Agreement or any written agreement the Executive may from time to time have with the Company following written notice thereof (as specified below);

(B)         failure to timely cure any gross negligence or willful misconduct in the performance of his material duties and responsibilities as reasonably assigned to the Executive by the Board, which duties and responsibilities shall be commensurate for a chief executive officer of a publicly-held company of similar size to that of the Company and engaged in a business similar (or as close as reasonably practicable) to the business of the Company, for any reason (other than as a result of his Disability (as defined in Section 6(a)(iii)) following written notice thereof (as specified below);

(C)         criminal charge or arrest relating to, or submission of a plea of guilty or no contest to a (1) criminal misdemeanor that either (x) involves dishonesty or theft or (y) could result in the Executive receiving a sentence of imprisonment or confinement of six months or more or (2) felony;

(D)         conviction of or plea of guilty or no contest to a crime involving moral turpitude; or

(E)         failure to timely cure any unsatisfactory performance of his duties or responsibilities hereunder as a consequence of alcohol or drug abuse by the Executive following written notice thereof (as specified below).

A termination by the Company of the Executive for Cause pursuant to clauses (A), (B), or (E) of this Section 6(a)(ii) shall not take effect unless the following provisions of this paragraph are complied with. The Executive shall be given written notice by the Board of its intention to terminate him for Cause. Such notice shall (A) state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) be given within 30 days of the Board learning of such act or acts or failure or failures to act. The Executive shall have 30 days after the date that such written notice has been received by the Executive to cure such conduct. Upon receipt of such written notice, the Executive shall be entitled to a hearing before the Board. Such hearing shall be held within five days of such notice to the Executive, provided he requests such hearing within two days of the written notice from the Board of the intention to terminate him for Cause. If, within five days following such hearing, the Board provides the Executive with written notice confirming that, in its judgment, grounds exist for termination for Cause on the basis of the original notice, the employment of the Executive shall terminate for Cause; provided that the Executive shall not thereafter be precluded from challenging the Company’s determination to terminate the Executive for Cause. Nothing herein shall be deemed to allow the Date of Termination (as hereinafter defined) for Cause pursuant to clauses(A), (B), or (E) of this Section 6(a)(ii) to occur prior to the expiration of the 30 day cure period provided for above.

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(iii)          Disability. The Company may terminate the Executive's employment hereunder for “Disability.” For purposes of this Agreement, “Disability” shall mean the Executive’s material inability, by reason of illness or other physical or mental disability, to perform the essential duties required by the position held by the Executive at the inception of such illness or disability, for any consecutive 90-day period or for any 120 day period within any period of 360 day period. A determination of Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Executive or, if the Executive is unable to designate a doctor as a consequence of his condition, by the Executive’s legal representative. If the Company and the Executive cannot agree on the designation of a doctor, then each Party shall nominate a qualified medical doctor and the two doctors shall select a third doctor, and the third doctor shall make the determination as to Disability.

(iv)        Termination by the Executive. The Executive may terminate his employment hereunder (A) for Good Reason or (B) by voluntarily resigning without Good Reason. For the purpose of this Agreement, “Good Reason” shall mean the assignment of the Executive, without his consent, to a title, position, responsibilities, authority or duties of a materially lesser status or having a materially lesser degree of responsibility than the Executive’s title, position, responsibilities, authority and duties described in Section 3(a). A termination by the Executive for Good Reason shall not take effect unless the following provisions of this paragraph are complied with. The Company shall be given written notice by the Executive of his intention to terminate this Agreement for Good Reason. Such notice shall (1) state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Good Reason is based and (2) be given within 20 days of the Executive learning of such act or acts or failure or failures to act. The Company shall have 20 days after the date that such written notice has been received by the Company to cure such conduct. Upon receipt of such written notice, the Board shall be entitled to request a meeting with the Executive to discuss the Executive’s request to terminate this Agreement for Good Reason. Such hearing shall be held within five business days of such notice to the Executive, provided the Board requests such hearing within 20 days of the written notice from the Executive of his intention to terminate this Agreement for Good Reason. If, within five business days following such hearing, the Executive provides the Board with written notice confirming that, in his judgment, grounds exist for termination for Good Reason on the basis of the original notice, the employment of the Executive shall terminate for Good Reason; provided that the Company shall not thereafter be precluded from challenging the Executive’s determination to terminate this Agreement for Good Reason.

(b)          Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive (other than termination upon the death of the Executive pursuant to Section 6(a)(i)) shall be communicated by written Notice of Termination by the Company or the Executive, as the case may be, to the other Party in accordance with Section 11 hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a written notice that shall indicate the specific termination provision in this Agreement relied upon and, in the case of a termination by the Company for Cause or by the Executive for Good Reason, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

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(c)        Date of Termination. “Date of Termination” shall mean (i) if the Executive's employment is terminated by his death or Disability, the date of his death or the last day of the Executive’s Disability; (ii) the expiration of the Term; or (iii) if the Executive's employment is terminated or the Executive resigns for any other reason (or for no reason), the date specified in the Notice of Termination, subject to compliance with the terms and conditions of this Agreement.

(d)        Termination by the Company of the Executive Upon Death or Disability of the Executive or for Cause; Voluntary Termination by the Executive (other than for Good Reason); Expiration of Term. If the Executive's employment is terminated or this Agreement terminates (i) by reason of the Executive's death or Disability; (ii) by the Company for Cause; (iii) voluntarily by the Executive (other than for Good Reason); or (iv) upon expiration of the Term:

(A) the Company shall, consistent with past payroll practices, continue to pay the Executive (or the Executive's beneficiary or estate, as the case may be) all unpaid amounts, if any, to which the Executive is entitled until the Date of Termination under Sections 5(a)(i), 5(c) and 5(e) (to the extent earned but not paid or taken, and reduced or offset to reflect any advance payment relating to any period following the Date of Termination) and shall reimburse the Executive for expenses incurred by the Executive but not reimbursed prior to the Date of Termination in accordance with Company Policies, subject to and in accordance with Section 5(f) hereof (the amounts described in this paragraph (A) are collectively referred to herein as the “Accrued Obligations”);

(B) the Executive's entitlements in respect of the Option shall be as provided for in Section 5(b); and

(C) the Executive's entitlements in respect of any other options, share units and any other long-term incentive awards, if any, that may have been granted to the Executive pursuant to Section 5(a)(iii) that are outstanding as of the Date of Termination shall be as provided for in the respective agreements setting forth the terms and conditions of each award, if any, it being specifically understood that, except as provided in Sections 5(b) and 6(d)(B) with respect to the Option, any unvested options, share units and any other awards shall, upon termination of the Executive’s employment pursuant to this Section 6(d), automatically terminate and be forfeited as of the Date of Termination; provided that any stock options or other rights to acquire capital stock of the Company that have vested and may be exercised by the Executive (or his estate, if applicable) as of the Date of Termination must be exercised, if at all, within 60 days following the Date of Termination, after which time such options and rights shall expire and terminate. Upon satisfaction of the Company’s obligations under paragraphs (A), (B) and (C) of this Section 6(d), the Company shall have no further obligations to the Executive under this Agreement or otherwise, except for the Company’s continuing obligations under Section 3(b) hereof and under the indemnification and advancement of expenses provisions of the Company’s Certificate of Incorporation and By-laws.

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(e)         Termination by the Company (other than for Cause, Disability, Death or Expiration of the Term); Termination by the Executive for Good Reason. If the Executive's employment is terminated or this Agreement terminates (i) by the Company (other than (A) for Cause; (B) upon the Executive’s Disability or death: or (C) upon expiration of the Term) or (ii) by the Executive for Good Reason, then, subject to compliance by the Executive with the provisions of Sections 7, 8 and 9 hereof and except as otherwise provided in Section 6(f) hereof:

(A)         the Company shall, consistent with past payroll practices, continue to pay to the Executive or otherwise cause to be satisfied the Accrued Obligations;

(B)        (i)          If such termination occurs during Year 1, the Company shall, consistent with past payroll practices, continue to pay the Executive his Base Salary for a period of six months following such termination;

(ii)         If such termination occurs during Year 2, the Company shall, consistent with past payroll practices, continue to pay the Executive his Base Salary for a period of nine months following such termination; and

(iii) If such termination occurs during Year 3 or thereafter, the Company shall, consistent with past payroll practices, continue to pay the Executive his Base Salary for a period of nine months following such termination;

(C)         the Company shall reimburse the Executive for expenses incurred by the Executive but not reimbursed prior to the Date of Termination, subject to and in accordance with Section 5(f) hereof;

(D)         the Executive's entitlements in respect of the Option shall be as provided for in Section 5(b); provided that any stock options or other rights to acquire capital stock of the Company that have vested and may be exercised by the Executive (or his estate) as of the Date of Termination must be exercised, if at all, within 60 days following the Date of Termination in connection with a termination of the Executive’s employment for any reason or for no reason, without regard to whether there has been a Change in Control of the Company (as defined in Section 6(f)), and thereafter such options and rights shall expire and terminate.

Upon satisfaction of the Company’s obligations under this Section 6(e), the Company shall have no further obligations to the Executive under this Agreement or otherwise, except as may be provided in Section 5(b)(v) in connection with the termination of the Executive’s employment following a Change in Control, if and to the extent applicable, except for the Company’s continuing obligations under Section 3(b) hereof and the indemnification and advancement of expenses provisions of the Company’s Certificate of Incorporation and By-laws.

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(f)         Change in Control. For the purpose of this Agreement, a “Change in Control” shall mean the occurrence of any of the following events:

(1)         any “person” or “group,” (as such terms are defined and applied in Section 13(d) of the Securities Exchange Act of 1934 (the “1934 Act”)) that is not the beneficial owner (within the meaning of Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of more than ten percent (10%) of the Company’s issued and outstanding voting securities as of the Effective Date, is or becomes (directly or indirectly) the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the 1934 Act), of the voting securities of the Company representing more than 50% of the total issued and outstanding voting securities of the Company; or

(2)         the Board adopts any plan of liquidation providing for the distribution of all or substantially all of the Company’s assets or business, other than in connection with a bankruptcy, insolvency or similar event involving the Company; or

(3)         all or substantially all of the assets or business of the Company are transferred or disposed of pursuant to a merger, consolidation or other transaction (unless the stockholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, more than fifty percent (50%) of the voting securities or other ownership interests of the entity or entities, if any, that succeed to the business of the Company) in substantially the same proportion as they owned the voting securities of the Company prior to such merger, consolidation or other transaction; or

(4)         the Company combines with another company and either (x) the Company is not the surviving corporation or (y) immediately after the combination, the holders of voting securities of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the voting securities (measured by number of votes entitled to be cast) of the combined company (there being excluded from the number of shares held by such stockholders, but not from the voting securities of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company).

(g)          Nature of Payment. Any amounts due under this Section 6 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

7.          Company Policies.

(a)          The Executive shall follow and adhere to all written policies of the Company (“Company Policies”) that are in effect as of the Effective Date or are subsequently approved and adopted by the Company from time to time that are not inconsistent with applicable law including, without limitation, securities laws compliance (including, without limitation, use or disclosure of material nonpublic information, restrictions on sales of Company stock, and reporting requirements), conflicts of interest (including, without limitation, doing business with the Company or its affiliates without the prior approval of the Board) and employee harassment.

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(b)          Whenever any rights under this Agreement depend on the terms of a Company Policy, plan or program established or maintained by the Company, any determination of these rights shall be made on the basis of the policy, plan or program in effect at the time as of which the determination is made. No reference in this Agreement to any policy, plan or program established or maintained by the Company shall preclude the Company from prospectively changing or amending or terminating that policy, plan or program or adopting a new policy, plan or program in lieu of the then-existing policy, plan or program. Notwithstanding any provision of this Section 7(b) to the contrary, in the event of an inconsistency between the terms of this Agreement and the contents of any such Company Policy, plan or program, the terms of this Agreement shall control the relationship between the parties hereto.

8.          Confidentiality. The Executive will not at any time (whether during or after Executive’s employment with the Company) disclose (other than as may be required by law or order of a court or governmental body) or use for Executive’s own benefit or purposes, or for the benefit or purpose of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise, any trade secrets or non-public information, data, or other confidential information relating to customers, employees, job applicants, services, development programs, prices, costs, marketing, trading, investment, sales activities, promotion, processes, systems, credit and financial data, financing methods, plans, proprietary computer software, request for proposal documents, or the business and affairs of the Company generally, or of any affiliate of the Company; provided, however, that the foregoing shall not apply to information which is generally known to the industry or the public other than as a result of the Executive’s breach of this covenant or that was known to the Executive prior to the Effective Date. The Executive agrees that upon termination of his employment with the Company for any reason, he will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom (whether in written, printed or electronic form), in any way relating to the business of the Company and its affiliates. The Executive acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of this Section 8 would be inadequate and, in recognition of this fact, the Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

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9.             Exclusive Services; Covenant Not to Compete during Term; Non-Solicitation. The Executive shall devote all of his working time and efforts to the business and affairs of the Company and shall not engage in activities that interfere with such performance; provided that this Agreement shall not be interpreted to prohibit the Executive from managing his personal investments and affairs, engaging in charitable activities or serving on the board of directors of any other corporation or other entity so long as such activities do not interfere with the performance of his duties hereunder, subject to compliance with the Company Policies referred to in Section 7. Further, the Executive agrees, in consideration of the payments, rights and benefits provided or to be provided to the Executive hereunder, that at any time during the Executive’s employment with the Company and (i) for a period of one year following termination of this Agreement for any reason, the Executive shall not, in any location, engage in any business, whether as an employee, consultant, partner, principal, agent, representative or stockholder (other than as a beneficial owner of less than one percent (1%) of the outstanding equity interests of such business) or in any other corporate or representative capacity with any other business, whether in corporate, proprietorship, partnership form or otherwise, where such business is engaged in any activity which competes with the business of the Company as conducted on the Effective Date or at any other time during the Term, and (ii) for a period of two years following termination of this Agreement for any reason, within the geographic territory the United States of America, directly or indirectly, approach, solicit, service or deal with any customer, potential customer or maturing business opportunity of the Company in order to attempt to direct any such customer, potential customer or maturing business opportunity away from the Company and (iii) for a period of two years following termination of this Agreement for any reason, directly or indirectly recruit, solicit or endeavor to entice away from the Company any individual who is an employee of or service provider to the Company. Notwithstanding the foregoing, the Executive may continue to serve on the board of directors of Alclear, LLC; provided that the Executive may not serve on the board of directors, board of advisors or in any similar capacity for or of any other company other than the Company and Alclear, LLC, without the prior consent of a majority of disinterested members of the Board.

10.          Successors; Binding Agreement.

(a)           Neither this Agreement nor any rights hereunder may be assigned or otherwise hypothecated by the Executive (except by will or by operation of the laws of intestate succession or except as expressly provided in this Agreement or in any plan or agreement that is the subject matter hereof). The Company may in its discretion assign its rights and obligations under this agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company. As used in this Agreement, “Company” shall mean the Company as defined above and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this Section 10 or that otherwise becomes bound by the terms and provisions of this Agreement by operation of law.

(b)           This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

11.          Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and, except with respect to notices, demands and all other communications mailed by United States certified or registered mail which shall be deemed given three business days after being mailed, shall be deemed to have been duly given when delivered personally, dispatched by private courier such as Federal Express or United Parcel Service, or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

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If to the Company:

Command Security Corporation

Lexington Park

Route 55

Lagrangeville, N.Y. 12540

Attn: Chairman, Board of Directors

with a copy to:

Mayer Brown LLP

1675 Broadway

New York, NY 10019

Attn: Andrew Hulsh, Esq.

ahulsh@mayerbrown.com

If to the Executive:

Craig P. Coy

18436 Lanier Island Square

Leesburg, Virginia 20176

Craig.coy@verizon.net

with a copy to:

Winston & Strawn LLP

1700 K Street, NW

Washington, DC 20006

Attn: William G. Miossi

wmiossi@winston.com

or to such other address as any Party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

12.          Amendment and Waiver; Governing Law; Withholding.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and a duly authorized officer of the Company. No waiver by either Party at any time of any breach by the other Party of, or compliance with, any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either Party that are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles. All payments hereunder shall be subject to applicable federal, State and local tax withholding requirements.

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13.          Executive's Representations and Warranties.  The Executive represents and warrants that (i) he has the legal right to enter into this Agreement and perform all of the material obligations on his part to be performed hereunder in accordance with its terms; (ii) he is not a party to any agreement or understanding, written or oral, that prevents him from entering into this Agreement or performing his material obligations under this Agreement; and (iii) the information contained in the Director’s and Officer’s Questionnaire (the “Questionnaire”) provided by the Executive and delivered to the Company prior to the date hereof is true and complete in all material respects and does not contain any untrue statement or omit to state a material fact necessary to make any statement or response contained therein, in light of the circumstances in which it was made, not misleading. Notwithstanding any other provision of this Agreement, in the event of a breach of any representation or warranty contained in this Section 13 by the Executive, the Company shall have the right to terminate this Agreement forthwith, but in no event before complying with the notice provisions set forth herein, and the Company shall have no further obligations to the Executive under this Agreement or under the Option or any other right granted to the Executive by the Company.

14.          Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

15.          Counterparts. This Agreement may be executed counterparts, each of which shall be deemed to be an original but both of which together will constitute one and the same instrument.

16.          Arbitration.  Any dispute or controversy (each, a “Dispute”) arising under or in connection with this Agreement shall be settled exclusively by an arbitration panel (the “Panel”) consisting of three independent arbitrators to be mutually agreed upon by the parties hereto. In the event the Parties are unable to agree upon the three arbitrators, the Company and the Executive shall each appoint an independent arbitrator, and these two arbitrators shall select a third independent arbitrator. The arbitration proceeding (the “Proceeding”) shall be held in New York, New York, in the Borough of Manhattan, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the Panel’s award (an “Award”) in any court having jurisdiction; provided that the Company shall be entitled to seek a restraining order or injunction (each, an “Injunction”) in any court of competent jurisdiction (the “Court”) to prevent any continuation of any violation of the provisions of Section 8 or 9 of this Agreement, and the Executive hereby consents that such Injunction may be granted without the necessity of the Company's posting any bond, it being acknowledged and agreed that any breach or threatened breach of the provisions of Section 8 or 9 will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In the event that (i) the Executive is the prevailing party in connection with any arbitration proceeding instituted hereunder or efforts by the Company to seek a restraining order or injunction to prevent an alleged violation of the provisions of  Sections 8 or 9 of the Agreement, and (ii) the Panel has determined that any Proceeding initiated by the Company was initiated in bad faith, the Executive shall be awarded all reasonable costs and legal fees he incurred in such Proceeding, in addition to any other relief awarded by the Panel in connection with such Proceeding.

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17.          Survival.  The respective rights and obligations of the parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

18.          Expenses in connection with this Agreement.  The Company shall pay all of the Executive’s reasonable legal fees and expenses in connection with the preparation, negotiation and execution of this Agreement in an amount not to exceed $5,000.

19.          Entire Agreement.  This Agreement and the Option Agreement attached hereto as Exhibit A set forth the entire agreement of the Parties in respect of the subject matter contained herein and therein and all other prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any Party, and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby superseded by this Agreement and terminated and cancelled. To the extent that this Agreement and any other agreement between the Parties provide duplicative payments or benefits, this Agreement and any such other agreement shall be construed so as to prevent such duplication.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

COMMAND SECURITY CORPORATION

By:
Name:
Title:

EXECUTIVE

Craig P. Coy

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EXHIBIT A

STOCK OPTION

[Note: Actual Stock Options will be issued upon execution of, and consistent with, the Employment Agreement, modified to reflect that, at the end of each 12-month period, an aggregate of 200,000 shares of common stock may be purchased at an exercise price of (i) the “Average Closing Price” with respect to 200,000 Option Shares; (ii) $2.30/share with respect to 200,000 Option Shares; and (iii) $3.00/share with respect to the remaining 200,000 Option Shares]

THIS OPTION (THE “OPTION”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THIS OPTION MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED OR HYPOTHECATED, EXCEPT IN COMPLIANCE WITH THE ACT, THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE LAWS.

MANY OF THE TERMS AND CONDITIONS OF THIS OPTION ARE GOVERNED BY, AND SET FORTH IN, THAT CERTAIN EMPLOYMENT AGREEMENT DATED JANUARY 3, 2012 (THE “EMPLOYMENT AGREEMENT”) BETWEEN THE COMPANY AND THE REGISTERED HOLDER, WHICH TERMS AND CONDITIONS ARE INTENDED TO SUPPLEMENT THIS OPTION AS IF THEY WERE SET FORTH HEREIN. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS OR CONDITIONS SET FORTH IN THIS AGREEMENT AND THOSE SET FORTH IN THE EMPLOYMENT AGREEMENT, THE TERMS AND PROVISIONS SET FORTH IN THE EMPLOYMENT AGREEMENT SHALL BE DETERMINATIVE AND CONTROL THE OUTCOME OF SUCH CONFLICT.

Registered Holder: CRAIG P. COY

Certificate Number: A-●

Date of Issuance: January 3, 2012

COMMAND SECURITY CORPORATION

COMMON STOCK OPTION

This certifies that the Registered Holder is entitled to purchase from Command Security Corporation, a New York corporation (the “Company”), subject to the occurrence of certain specified time vesting criteria, at any time commencing one year from the Date of Issuance set forth above and ending at 11:59 p.m., New York City time, on the tenth (10th) anniversary date of the Date of Issuance, at the purchase price per share (the “Exercise Price”) of ● ($●), payable solely in cash, an aggregate of __________ (__________) shares (the “Option Shares”) of Common Stock, $.0001 par value, of the Company; provided that this Option shall be exercisable only with respect to “Vested Options” as set forth in the schedule contained in Section 1 of this Option and in the Employment Agreement. The number of Option Shares purchasable upon exercise of this Option and the Exercise Price shall be subject to adjustment from time to time as set forth herein and in the Employment Agreement.

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This Option may be exercised in whole or in part by presentation of this Option with the Exercise Agreement, a form of which is attached hereto as Exhibit I (the “Exercise Agreement”), duly executed and simultaneous payment of the Exercise Price (subject to any adjustment) at the principal office of the Company. Payment of such price shall be made at the option of the Registered Holder hereof in cash or by certified check or bank cashier's check.

This Option is subject to the terms and conditions of the Company's ● Stock Incentive Plan (the “Plan”), the terms of which are hereby incorporated herein by reference. Terms used herein and not otherwise defined shall have the meanings as set forth in the Plan. In the event of any conflict between the terms of this Option and those contained in the Plan, the terms of the Plan shall be determinative and control the outcome of such conflict.

This Option is subject to the following additional provisions:

Section 1.            Vesting Criteria.

1.1.          This Option, and the Option Shares that may be purchased hereunder, shall vest with respect to one-third (1/3rd) of the aggregate number of Option Shares on each of the first day of the 12th, 24th and 36th month immediately following Date of Issuance, subject to modification as provided in the Employment Agreement. The portion of this Option that shall have so vested and become exercisable is referred to herein as the “Vested Option.”

1.2.          Notwithstanding the foregoing, upon a termination of the Registered Holder’s employment with the Company under certain circumstances (i) following a Change in Control of the Company (as such term is defined in the Employment Agreement), the further vesting of this Option may be modified and (ii) not following a Change in Control of the Company, the further vesting of this Option shall expire and become void and shall no longer be exercisable, in each case as set forth in the Employment Agreement. Further, upon a termination of the Registered Holder’s employment with the Company, the Vested Option may be required to be exercised, if at all, within the time periods set forth in the Employment Agreement.

Section 2.              Adjustments.

2.1.          In the event that, after the date hereof, the outstanding shares of Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the number of shares and kind of shares of capital stock or other securities of the Company (and the option price per share) subject to the unexercised portion of the Option shall be proportionately adjusted to reflect such event (to the nearest possible full share), and such adjustment shall be effective and binding for all purposes of this Agreement.

2.2           If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another entity, or the sale of all or substantially all its assets to another entity, shall be effected after the date hereof in such a way that holders of Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then the Company shall thereafter have the right to deliver, upon the exercise of the Option in accordance with the terms and conditions specified in this Agreement and in lieu of the shares of Common Stock immediately theretofore deliverable upon the exercise of the Option, such shares of stock, securities or assets (including, without limitation, cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so deliverable had such reorganization, reclassification, consolidation, merger or sale not taken place.

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Section 3.             Exercise of Option. Upon any partial exercise of this Option, there shall be countersigned and issued to the Registered Holder hereof a new Option in respect of the Option Shares as to which this Option shall not have been exercised. This Option may be exchanged at the principal office of the Company by surrender of this Option properly endorsed either separately or in combination with one or more other Options for one or more new Options of the same aggregate number of Option Shares evidenced by the Option or Options exchanged. No fractional Option Shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction of an Option Share upon the exercise of this Option.

Section 4.              No Voting Rights. This Option will not entitle the Registered Holder hereof to any voting rights or other rights as a stockholder of the Company.

Section 5.             Section 83(b) Election. If as a result of exercising all or any part of this Option, the Registered Holder receives Option Shares that are subject to a “substantial risk of forfeiture” and are not “transferable” as those terms are defined for purposes of Section 83(a) of the Internal Revenue Code, then such Registered Holder may elect under Section 83(b) of the Internal Revenue Code to include in the Registered Holder's gross income, for the Registered Holder's taxable year in which the Option Shares are transferred to the Registered Holder, the excess of the fair market value of such Option Shares at the time of transfer (determined without regard to any restriction other than one that by its terms will never lapse), over the amount paid for the Option Shares. If the Registered Holder makes the Section 83(b) election described above, the Registered Holder shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Company with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to such tax withholding as the Company may reasonably require in its sole and absolute discretion.

Section 6.             No Right to Employment. This Option shall not confer upon the Registered Holder any right to employment.

Section 7.             Compliance with the Act; Transferability.

7.1.          Compliance with the Act. The Registered Holder acknowledges that neither this Option nor the Option Shares issuable upon exercise of this Option have been registered under the Act or the securities laws of any state and agrees that this Option and all Option Shares purchased upon exercise hereof shall be disposed of only in accordance with the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and applicable state securities laws. Except as provided herein, the Registered Holder further agrees not to offer, sell, transfer or otherwise dispose of this Option or any of such Option Shares issuable upon exercise of this Option to any other person unless a registration statement covering the sale, transfer or other disposition shall then be effective under the Act and except in compliance with any applicable state securities laws, or there shall have been delivered to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such offer, sale, transfer or other disposition may be effected without compliance with the registration and prospectus delivery requirements of the Act and any applicable state securities laws. Each certificate evidencing Option Shares purchased upon exercise of this Option shall bear a legend to the foregoing effect, and the Registered Holder and any other Person to whom a certificate for Option Shares is to be delivered shall be required, at or before receipt of such certificate, to execute and deliver to the Company a letter to the effect that it is acquiring the Option Shares evidenced by such certificate for its own account and not with a view to, or for resale in connection with, any distribution thereof.

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7.2.          Transferability of Options. This Option shall be transferable only on the books of the Company maintained at the principal office of the Company. The transferability of the Option is limited to the Registered Holder's estate or family trust for which the Registered Holder is a trustee and the sole beneficiary.

Section 8.              Notice of Certain Events.

8. 1.         Adjustment of Exercise Price. Immediately upon any adjustment of the Exercise Price, the Company will give written notice thereof to the Registered Holder.

8.2.          Dividend Distributions, etc. The Company will give written notice to the Registered Holder at least ten calendar days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon the Common Stock, and (ii) with respect to any pro rata subscription offer to holders of Common Stock (although the Company shall have no obligation to cause to occur any of the events set forth in the foregoing subparagraphs (i) or (ii)).

8.3.          Other Events. The Company will give written notice to the Registered Holder at least ten (10) calendar days prior to the date on which any dissolution, liquidation, capital reorganization, reclassification, consolidation or merger (in which the Company is not the surviving corporation) or sale of all or substantially all of the Company's assets will take place.

Section 9.             Supplements and Amendments. The Board of Directors of Company may from time to time supplement or amend this Option in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with the Company's policies or operations as in effect on the date hereof.

Section 10.           Notices. Except as otherwise expressly provided herein, all notices referred to in this Option will be in writing and will be delivered personally, mailed by registered or certified first class mail, return receipt requested, postage prepaid or transmitted by telegram, telecopy or telex, and will be deemed to have been given when so delivered, mailed or transmitted to the Company or to the Registered Holder as set forth in the Employment Agreement.

Section 11.          Other. The Registered Holder hereof may be treated by the Company and all other persons dealing with this Option as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Registered Holder hereof as the owner for all purposes.

Section 12.          Law Governing. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, without regard to any conflict of law rule or principle that would give effect to the laws of another jurisdiction.

Section 13.            Interpretation. The Registered Holder accepts this Option subject to all the terms and provisions of the this Agreement, the Employment Agreement and the Plan, and the terms and conditions of the Employment Agreement and the Plan that relate to the Option are incorporated herein by reference as if set forth in full herein.

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IN WITNESS WHEREOF, the Company has caused this Option to be signed by its duly authorized officer and to be dated the Date of Issuance hereof.

COMMAND SECURITY CORPORATION

By:
Barry I. Regenstein
President and Chief Financial Officer

AGREED TO
AND ACCEPTED:

OPTIONEE:

Craig P. Coy

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EXHIBIT I

COMMON STOCK OPTION

EXERCISE AGREEMENT

TO:	DATED:

The undersigned, pursuant to the provisions set forth in the attached Option (Certificate No.________), hereby agrees to subscribe for the purchase of __________ Option Shares of the Common Stock covered by such Option and makes payment herewith in full therefor at the price per Option Share provided by such Option.

By:

Name:

Address:

Witness:

Name:

Address:

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